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                                                                    EXHIBIT 22.1


                 SUBSIDIARIES OF TANDEM COMPUTERS INCORPORATED


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
    NAME OF SUBSIDIARY AND                                 JURISDICTION
NAME UNDER WHICH DOING BUSINESS                          OF INCORPORATION
-------------------------------                          ----------------
ACI Canada EFTS, Ltd.                                        Nebraska
Australasian On Line Systems Pty. Ltd.                       Delaware
Computer Technologies, Ltd.                                  Bermuda
NonStop Manufacturing Pty. Ltd.                              Delaware
PT Tandem Computers Indonesia                                Indonesia
Tandem Applied Communications Pty. Ltd.                      Nebraska
Tandem Computers AB                                          Sweden
Tandem Computers AG                                          Switzerland
Tandem Computers A/O                                         Russia
Tandem Computers A/S                                         Denmark
Tandem Computers Asia Ltd.                                   Delaware
Tandem Computers Asia-Pacific Incorporated                   Delaware
Tandem Computers B.V.                                        Netherlands
Tandem Computers Canada Limited                              Canada
Tandem Computers Credit Corporation                          Delaware
Tandem Computers de Mexico, S.A. de C.V.                     Mexico
Tandem Computers del Peru S.A.                               Peru
Tandem Computers do Brasil Inc.                              Delaware
Tandem Computers do Brasil Inc. & Cia                        Brazil
Tandem Computers Europe Incorporated                         Delaware
Tandem Computers Export Corporation                          California
Tandem Computers FSC, Inc.                                   Barbados
Tandem Computer Ges.m.b.H.                                   Austria
Tandem Computers GmbH                                        Germany
Tandem Computers Holding Incorporated                        Delaware
Tandem Computers (Hong Kong) Limited                         Hong Kong
Tandem Computers (Hungary) Incorporated                      Delaware
Tandem Computers Iberica, S.A.                               Spain
Tandem Computers India Ltd.                                  Delaware
Tandem Computers International Incorporated                  Delaware
Tandem Computers Investment Corporation                      Delaware
Tandem Computers Investments do Brasil Inc.                  Delaware
Tandem Computers Italia S.p.A.                               Italy
Tandem Computers Japan, Limited                              Japan
Tandem Computers KKT                                         Hungary
Tandem Computers Korea, Ltd.                                 Korea
Tandem Computers Limited                                     United Kingdom
Tandem Computers Manufacturing, Inc.                         California
Tandem Computers Marketing, Inc.                             Delaware
Tandem Computers (Norway) A/S                                Norway
Tandem Computers Pty. Ltd.                                   Delaware
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
     NAME OF SUBSIDIARY                                    JURISDICTION
NAME UNDER WHICH DOING BUSINESS                          OF INCORPORATION
-------------------------------                          ----------------
Tandem Computers S.A.                                        France
Tandem Computers S.A./N.V.                                   Belgium
Tandem Computers South Asia Ltd.                             Delaware
Tandem Computer Systems Sdn BHD                              Malaysia
Tandem Employees Emergency Relief Fund, Inc.                 Delaware
Tandem PRC Incorporated                                      Delaware
Tandem South Africa(Pty) Ltd.                                South Africa
Tandem Taiwan Incorporated                                   Delaware
Twinco A/S                                                   Norway
UB Networks, a division of Ungermann-Bass                    Australia
  Pty. Ltd.
UB Networks Canada Limited                                   Canada
UB Networks Czech Republic, Inc.                             Delaware
UB Networks do Brasil Limitada                               Brazil
UB Networks European Corporation                             Delaware
UB Networks Hong Kong, Inc.                                  Delaware
UB Networks International, Inc.                              Delaware
UB Networks Korea Limited                                    Korea
UB Networks Limited                                          England
UB Networks Norway, Inc.                                     Delaware
UB Networks Singapore, Inc.                                  Delaware
Ungermann-Bass (Europe), Inc.                                Delaware
Ungermann-Bass Financial Corporation                         Delaware
Ungermann-Bass Networks AB                                   Sweden
Ungermann-Bass Networks Benelux S.A.-N.V.                    Belgium
Ungermann-Bass Networks Espanola Limited                     Delaware
Ungermann-Bass Networks, Inc.                                Delaware
Ungermann-Bass Networks Kabushiki Kaisha                     Japan
Ungermann-Bass Networks SA                                   France
Yura Corp.                                                   Colorado
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